Exhibit 99.1

Janus Investment Fund ("JIF")

			Lipper Rankings Based on Total Returns as of 12/31/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds — Share Class
Janus Twenty Fund — J(1)	Dec-07	Large-Cap Growth Funds	14	111 / 814	1	2 / 702	1	3 / 582	41	127 / 310	38	286 / 766
Janus Fund — J	Oct-07	Large-Cap Growth Funds	36	290 / 814	35	246 / 702	27	154 / 582	67	207 / 310	40	301 / 754
Janus Forty Fund -S	Dec-07	Large-Cap Growth Funds	13	105 / 814	3	17 / 702	1	4 / 582	7	19 / 310	53	404 / 766
Janus Orion Fund — J	Dec-07	Multi-Cap Growth Funds	8	36 / 459	16	57 / 378	3	9 / 310	—	—	57	238 / 418
Janus Research Fund — J	Jan-06	Large-Cap Growth Funds	16	124 / 814	17	117 / 702	14	78 / 582	76	235 / 310	12	77 / 652
Janus Enterprise Fund — J	Oct-07	Mid-Cap Growth Funds	41	191 / 474	25	103 / 425	14	47 / 353	93	166 / 178	26	115 / 448
Janus Venture Fund — J(1)	Jan-97	Small-Cap Growth Funds	7	36 / 540	47	220 / 472	30	116 / 397	84	181 / 217	20	25 / 125
Janus Triton Fund — J	Jun-06	Small-Cap Growth Funds	10	53 / 540	2	9 / 472	—	—	—	—	1	4 / 450
INTECH RM Growth Fund — S	Jan-03	Multi-Cap Growth Funds	62	283 / 459	76	285 / 378	82	252 / 310	—	—	82	227 / 279
Core Funds — Share Class
Janus Growth and Income Fund — J	Nov-07	Large-Cap Core Funds	7	60 / 906	40	304 / 773	37	240 / 653	68	252 / 374	48	388 / 820
Janus Contrarian Fund — J	Feb-00	Multi-Cap Core Funds	22	170 / 795	46	308 / 683	6	29 / 519	—	—	17	37 / 227
Janus Balanced Fund — J	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	43	219 / 509	1	1 / 412	1	1 / 311	19	28 / 148	1	1 / 338
Janus Research Core Fund — J	Nov-07	Large-Cap Core Funds	9	74 / 906	40	302 / 773	15	98 / 653	35	129 / 374	57	466 / 820
INTECH RM Core Fund — J	Feb-03	Multi-Cap Core Funds	83	656 / 795	68	464 / 683	60	312 / 519	—	—	48	182 / 386
Global/International Funds — Share Class
Janus Overseas Fund — J	Jun-03	International Funds	1	2 / 1275	1	7 / 975	1	1 / 700	13	48 / 386	1	1 / 611
Janus Worldwide Fund — J	Apr-09	Global Funds	27	142 / 544	64	239 / 378	74	211 / 287	96	137 / 143	‡
Janus Global Technology Fund — J	Jan-06	Global Science/Technology Funds	65	50 / 77	33	21 / 64	26	15 / 58	90	18 / 19	43	27 / 63
Janus Global Life Sciences Fund — J	Apr-07	Global Health/Biotechnology Funds	18	8 / 45	8	3 / 41	33	12 / 36	79	15 / 18	10	4 / 42
Janus Global Research Fund — J	Feb-05	Global Funds	12	65 / 544	10	36 / 378	—	—	—	—	4	11 / 292
Janus Global Opportunities Fund — J	Apr-05	Global Funds	49	266 / 544	33	122 / 378	65	185 / 287	—	—	65	201 / 313
Janus International Equity Fund — I	Nov-06	International Funds	5	55 / 1275	2	14 / 975	—	—	—	—	2	14 / 937
INTECH RM International Fund — I	May-07	International Funds	80	1019 / 1275	—	—	—	—	—	—	54	551 / 1025
Janus International Forty Fund — I	May-08	International Funds	1	7 / 1275	—	—	—	—	—	—	27	310 / 1154
Value Funds — Share Class
Perkins Mid Cap Value Fund — J	Aug-98	Mid-Cap Value Funds	76	191 / 251	6	11 / 210	5	8 / 161	4	2 / 61	3	1 / 48
Perkins Small Cap Value Fund — J(1)	Feb-97	Small-Cap Core Funds	27	198 / 756	1	6 / 631	4	18 / 522	12	32 / 269	4	5 / 128
INTECH RM Value Fund — I	Dec-05	Multi-Cap Value Funds	83	292 / 351	54	153 / 285	—	—	—	—	54	133 / 249
Perkins Large Cap Value Fund — I	Dec-08	Large-Cap Value Funds	31	160 / 527	—	—	—	—	—	—	31	160 / 527
Income Funds — Share Class
Janus Flexible Bond Fund — J	May-07	Intermediate Investment Grade Debt Funds	52	285 / 549	6	25 / 458	7	24 / 395	18	39 / 219	7	30 / 477
Janus Short-Term Bond Fund — J	May-07	Short Investment Grade Debt Funds	59	144 / 246	2	4 / 223	2	3 / 176	13	12 / 94	3	6 / 231
Janus High-Yield Fund — J	Dec-03	High Current Yield Funds	76	347 / 459	25	98 / 391	17	56 / 341	16	33 / 207	23	70 / 313
Alternative Funds — Share Class
Janus Long/Short Fund — I	Aug-06	Long/Short Equity Funds	85	104 / 122	40	22 / 54	—	—	—	—	26	11 / 42
Janus Global Real Estate Fund — I	Nov-07	Global Real Estate Funds	3	2 / 80	—	—	—	—	—	—	2	1 / 67
Asset Allocation Funds — Share Class
Janus SP-Growth — J	Dec-05	Mixed-Asset Targe Alloc. Growth Funds	7	43 / 649	6	32 / 549	—	—	—	—	3	13 / 497
Janus SP-Moderate — J	Dec-05	Mixed-Asset Target Alloc. Mod Funds	10	49 / 509	1	3 / 412	—	—	—	—	2	6 / 369
Janus SP-Conservative — J	Dec-05	Mixed-Asset Targe Alloc. Cons Funds	22	97 / 441	4	13 / 361	—	—	—	—	2	5 / 304
Janus Modular Portfolio Construction Fund — I	Sep-08	Mixed-Asset Targe Alloc. Growth Funds	27	172 / 649	—	—	—	—	—	—	44	276 / 636

Data presented reflects past performance, which is no guarantee of future results.

Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.
Notes:
(1) Closed to new investors.
‡ In accordance with FINRA regulations, Lipper rankings cannot be publicly disclosed for time periods of less than one year.

Janus Aspen Series ("JAS") Institutional Shares

			Lipper Rankings Based on Total Returns as of 12/31/09
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Forty Portfolio	Oct-07	Large-Cap Growth	58	131 / 228	36	73 / 207	33	63 / 191	60	51 / 85	40	84 / 214
Janus Portfolio	Dec-07	Large-Cap Growth	10	21 / 228	1	1 / 207	2	3 / 191	12	10 / 85	52	114 / 219
Enterprise Portfolio	Oct-07	Multi-Cap Growth	29	34 / 120	40	40 / 101	22	19 / 87	78	31 / 39	34	36 / 105
Core Funds
Balanced Portfolio	Apr-05	Mixed-Asset Target Alloc Moderate	28	49 / 179	1	1 / 122	2	1 / 81	25	12 / 48	2	1 / 93
Growth and Income Portfolio	Nov-07	Large-Cap Core	4	9 / 225	19	39 / 210	22	39 / 181	67	62 / 92	21	43 / 213
Fundamental Equity Portfolio	Nov-07	Large-Cap Core	10	22 / 225	23	47 / 210	15	26 / 181	32	29 / 92	51	108 / 213
Global/International Funds
Worldwide Growth Portfolio	Apr-09	Global	39	53 / 135	58	57 / 98	83	62 / 74	86	36 / 41	‡
International Growth Portfolio	Jun-03	International	1	1 / 274	1	2 / 227	1	1 / 195	7	7 / 99	1	1 / 179
Global Life Sciences Portfolio	Jan-06	Science & Technology	55	31 / 56	34	18 / 53	25	13 / 51	—	—	34	18 / 53
Global Technology Portfolio	Oct-04	Health/Biotechnology	39	14 / 35	9	3 / 34	24	7 / 29	—	—	17	5 / 29
Value Funds
Perkins Mid Cap Value Portfolio	May-03	Multi-Cap Core	28	64 / 233	2	3 / 187	2	2 / 126	—	—	1	1 / 104
Income Funds
Flexible Bond Portfolio	May-07	Intermediate Investment Grade Debt	44	33 / 75	15	10 / 67	19	11 / 60	17	5 / 30	14	9 / 68

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Data presented reflects past performance, which is no guarantee of future results.

Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Note:

‡
In accordance with FINRA regulations, Lipper rankings cannot be publicly disclosed for time periods of less than one year.